EXHIBIT 11


                              VIACOM INC. AND SUBSIDIARIES
                         COMPUTATION OF NET EARNINGS PER SHARE

                                                              Quarter ended March 31,
                                                              -----------------------
                                                            1996                1995
                                                             (In millions, except per
                                                                share amounts)
EARNINGS:
Net earnings from continuing operations.............     $  27.8              $  63.6
Cumulative convertible preferred stock dividend
requirement.........................................        15.0                 15.0
                                                         -------               ------

Earnings from continuing operations attributable to
    common stock....................................        12.8                 48.6
Earnings from discontinued operations, net of tax...         --                   7.6
                                                         -------               ------
Net earnings attributable to common stock...........     $  12.8               $ 56.2
                                                         =======               ======

PRIMARY COMPUTATION:
- --------------------
SHARES:
   Weighted average number of common shares.........       370.0                359.2
   Common shares potentially issuable in connection
     with:
      Stock options and warrants....................         4.7                  8.5
      Contingent value rights (a)...................         --                   1.7
      Variable common rights (b)....................         --                  15.5
                                                         -------              -------
   Weighted average common shares and common share
      equivalents...................................       374.7                384.9
                                                         =======              =======

NET EARNINGS PER COMMON SHARE:
    Net earnings from continuing operations.........     $   .03              $   .13
    Earnings from discontinued operations, net of tax        --                   .02
                                                         -------              -------
    Net earnings....................................     $   .03              $   .15
                                                         =======              =======

FULLY DILUTED COMPUTATION (C):
SHARES:
   Weighted average number of common shares
    outstanding.....................................       370.0                359.2
   Common shares potentially issuable in connection
     with:
      Stock options and warrants....................         5.0                  8.9
      Contingent value rights (a)...................         --                   1.7
      Variable common rights (b)....................         --                  15.5
                                                         -------             --------
   Weighted average common shares and common share
         equivalents................................       375.0                385.3
                                                         =======             ========

NET EARNINGS PER COMMON SHARE:
   Net earnings from continuing operations..........     $   .03             $    .13
   Earnings from discontinued operations, net of tax         --                   .02
                                                         -------             --------
   Net earnings.....................................     $   .03             $    .15
                                                         =======             ========



(a) The contingent value rights (the "CVRs") matured on July 7, 1995. The Company paid approximately $81.9 million in cash of approximately $1.44 per CVR to settle its obligation.

(b) The variable common rights (the "VCRs") matured on September 29, 1995. The Company issued approximately 6.1 million shares of Viacom Inc. Class B Common Stock, or .022665 of a share of Viacom Inc. Class B Common Stock per VCR, to settle its obligation under the VCRs.

(c) The Preferred Stock and related dividend requirement had an anti-dilutive effect on earnings per share in 1996 and 1995, and, therefore, were excluded from the fully diluted earnings per share computation.